Exhibit 32.2

INSTALLED BUILDING PRODUCTS, INC.

Certification Required by Rule 13a-14(b) or 15d-14(b)

of the Securities Exchange Act of 1934 and

Section 1350 of Chapter 63 of Title 18 of the

United States Code

The certification set forth below is being submitted in connection with the Installed Building Products, Inc. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Michael T. Miller, the Executive Vice President and Chief Financial Officer, of Installed Building Products, Inc., certifies that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Installed Building Products, Inc.

Dated: May 3, 2019	By:	/s/ Michael T. Miller
Michael T. Miller
Executive Vice President and Chief Financial Officer